UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2006

FBO AIR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-56046	87-0617649
(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, PA	18641
(Address of Principal Executive Offices)	(Zip Code)

(570) 414-1400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01. Termination of a Material Definitive Agreement.

On September 1, 2006, FBO Air, Inc., a Nevada corporation and the registrant (“FBO Air”), closed a private placement (the “Offering”) pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and sold 50.25 units (the “Units”) at $100,000 per Unit. Each Unit consisted of 166,700 shares of the Common Stock, $.001 par value (the “Common Stock”), of FBO Air and a warrant expiring August 31, 2011 (the “Investor Warrant”) to purchase 100,000 shares of the Common Stock. FBO Air realized gross proceeds of $5,025,000 from the Offering. A copy of a press release relating to the Offering is filed as Exhibit 10.1 to this Report and is incorporated herein by this reference. See Item 3.02 of this Report for additional information as to the Offering:

The closing of the Offering terminated certain material definitive agreements of FBO Air as follows:

(a) Certificate of Designations of FBO Air:

1. The Certificate of Designations related to the authorization of 1,000 shares of FBO Air’s Series A Convertible Preferred Stock, $.001 par value (the “Series A Preferred Stock”). A copy of the Certificate of Designations is filed (by incorporation by reference) as Exhibit 3(i) to this Report and is incorporated herein by this reference. As previously reported, FBO Air issued an aggregate of 846 shares of the Series A Preferred Stock to investors as part of units in two related private placements pursuant to Rule 506 of Regulation D under the Securities Act which closed on March 31, April 8 and April 15, 2005. Two of the investors in these 2005 private placements were William B. Wachtel, who on March 31, 2005 was elected as a director and Chairman of the Board of the Company, and Jeffrey B. Mendell, a director of FBO Air since September 30, 2004.

The closing of the Offering on September 1, 2006 for more than $5,000,000 in gross proceeds constituted a “Qualified Follow-On Offering” as such term is defined in Section 3(b) of the Certificate of Designations and, as a result, was a “Mandatory Conversion Event” as such term is also defined in Section 3(b). As a result, the then outstanding 615 shares of the Series A Preferred Stock were automatically converted, in accordance with the Certificate of Designations, into 10,250,002 shares of the Common Stock. 231 shares of the Series A Preferred Stock had previously been converted into 3,850,002 shares of the Common Stock. Each of the holders of the 615 shares of the Series A Preferred Stock has the option, instead of accepting shares of the Common Stock in accordance with the Conversion Price in the Certificate of Designations, to accept Units in the Offering, plus an additional 10% of the identical securities as if the holder had participated in the Offering. FBO Air has sent a notice to the holders to such effect, but assumes, for the purpose of this Report, that all of the conversions will be on the basis of the Conversion Price, resulting in the issuance of the 10,250,002 shares of the Common Stock as reported above. Should a holder or holders elect to accept instead, upon conversion, the securities in the Offering, FBO Air will amend this Report to so report. No additional shares of the Series A Preferred Stock may be issued and the 154 shares of the Series A Preferred Stock which were never issued have been restored as authorized but unissued shares of FBO Air’s Preferred Stock, $.001 par value, not allocated to any series. See Item 8.01 of this Report for a description of the shares of the Common Stock issued as accrued dividends with respect to the converted shares of the Series A Preferred Stock. The aggregate of 14,100,004 shares of the Common Stock issued upon conversion of the 846 shares of the Series A Preferred Stock were registered under the Securities Act for resale by the holders in FBO Air’s Registration Statement on Form SB-2, File No. 333-125811 (the “Registration Statement”). In addition, corporate counsel to FBO Air has advised that the holders may seek to sell these “conversion” shares by complying with the exemption of Rule 144 because the holding period for these shares, pursuant to paragraph (d)(3)(ii) of Rule 144, dates back to the original acquisition of the related shares of the Series A Preferred Stock.

(2) See Item 3.03(b)(i) of this Report for a brief description of certain of the restrictive covenants and voting and other rights in the Certificate of Designations eliminated by the Mandatory Conversion Event caused by consummation of the Offering.

(3) See subsection (a)(1) of this Item 1.02 above for a brief description of the material circumstances relating to the termination of the Certificate of Designations by its terms as a result of the mandatory conversion of all outstanding shares of the Series A Preferred Stock.

(4) There were no early termination penalties incurred by FBO Air as a result of the Mandatory Conversion Event and the resultant termination of the Certificate of Designations.

(b) Term Loan Agreement dated as of September 23, 2005 (the “Term Loan Agreement”):

(1) As previously reported, on September 23, 2005, FBO Air, Airborne, Inc., a New York corporation (“Airborne”), and Airport Capital, LLC, a New York limited liability company (“Airport Capital”), entered into the Term Loan Agreement pursuant to which Airport Capital loaned FBO Air the principal amount of $1,500,000 in order to help finance the acquisition of Airborne, which was engaged in aircraft charter management activities, as a subsidiary of FBO Air. A copy of the Term Loan Agreement is filed (by incorporation by reference) as Exhibit 10.2 to this Report and is incorporated herein by this reference. William B. Wachtel, the Chairman of the Board and a director of FBO Air, and an entity owned by Alvin S. Trenk, a director of FBO Air, are the sole members of Airport Capital. As collateral for the loan, Airborne granted Airport Capital a security interest in its accounts receivable, all of its deposit accounts (as such term is defined in the New York Uniform Commercial Code), all monies now or hereafter in the possession or under the control of Airborne or Airport Capital and all products and proceeds of the foregoing personal property.

On September 4, 2006, FBO Air, using part of the proceeds from the Offering, paid Airport Capital $1,523,568.68 ($1,500,000 in principal amount and $23,568.68 in accrued interest) thereby terminating the Term Loan Agreement, including the security interest described in the preceding paragraph. The promissory note evidencing the loan was due September 23, 2006 (extended by FBO Air from its original 180-day maturity date). Interest was paid monthly at the annual rate of 4¼% until the initial maturity date and at the annual rate of 9¼% thereafter.

(2) In addition to the security interest described in subsection (b)(1) above, the Term Loan Agreement required FBO Air to pay the amount by which the then outstanding principal amount of the loan exceeded 75% of the Eligible Accounts (as defined) of Airborne. Termination of the Term Loan Agreement eliminated the security interest and this other potential obligation of FBO Air.

(3) See subsection (b)(1) of this Item 1.02 for a brief description of the material circumstances relating to the termination of the Term Loan Agreement by its own terms, the obligation thereunder having been paid in full.

(4) There were no early termination penalties incurred by FBO Air as a result of the Term Loan Agreement.

(c) 10% Senior Secured Promissory Notes due March 31 or April 8, 2008 (the “Secured Notes”) and the related General Security Agreement dated as of March 31, 2005 (the “General Security Agreement”):

(1) As previously reported, FBO Air sold units to investors in a private placement pursuant to Rule 506 of Regulation D under the Securities Act which closed on March 31, April 8 and April 15, 2005. Each unit consisted of a Secured Note in the principal amount of $25,000; ten shares of the Series A Preferred Stock; and a warrant expiring March 31, 2010, April 8, 2010 or April 15, 2010 (the “2005 Investor Warrant”) to purchase 50,000 shares of the Common Stock. FBO Air issued to the investors Secured Notes in the aggregate principal amount of $1,496,324. The forms of Secured Note and the 2005 Investor Warrant are filed (by incorporation by reference) as Exhibit 4.1 and Exhibit 4.2, respectively, to this Report and are incorporated herein by this reference. Jeffrey B. Mendell, a director of FBO Air, was among the investors in the private placement related to the Secured Notes. FBO Air and the investors executed the General Security Agreement which granted to the investors a security interest in all of the assets of FBO Air and its subsidiaries (the “Company”), including assets acquired in the future. A copy of the General Security Agreement is filed (by incorporation by reference) as Exhibit 4.3 to this Report and is incorporated herein by this reference.

On September 6, 2006, FBO Air, using part of the proceeds from the Offering, paid the holders of the Secured Notes an aggregate of $1,496,324 in principal amount and an aggregate of $211,765 in interest. Absent a default by FBO Air, interest on the Secured Notes was not payable until maturity of the Secured Notes. This prepayment terminated the General Security Agreement, by its terms, including the security interest described in the preceding paragraph.

(2) See Item 3.03(b)(ii) of this Report for a brief description of certain material terms and conditions of the Secured Notes.

(3) See subsection (c)(1) of this Item 1.02 for a brief description of the material circumstances relating to termination of the Secured Notes and the related General Security Agreement by their terms as a result of the prepayment of the Secured Notes.

(4) There were no early termination penalties incurred by FBO Air as a result of the prepayment of the Secured Notes and the resultant termination of the related General Security Agreement.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

(a) On September 1, 2006, as indicated in the introductory paragraph to Item 1.02 of this Report, FBO Air sold 50.25 Units, each Unit consisting of 166,700 shares of the Common Stock and the Investor Warrant to purchase 100,000 shares of the Common Stock. As a result of this closing of the Offering, FBO Air will issue an aggregate of 8,376,675 shares of the Common Stock and Investor Warrants to purchase an aggregate of 5,025,000 shares of the Common Stock.

(b) There was no underwriter for the shares. The Offering was conditioned upon investors purchasing a minimum of 50 Units for an aggregate purchase price of $5,000,000. The Offering was made to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Included among such investors were Ronald J. Ricciardi, the President, the Chief Executive Officer and a director of FBO Air, William B. Wachtel, the Chairman of the Board and a director of FBO Air, John H. Dow, a director and President of the FirstFlight Division of FBO Air, and an entity owned by Alvin S. Trenk, a director of FBO Air.

(c) The Units were offered at $100,000 per Unit; however, FBO Air reserved the right to accept subscriptions for partial Units and did in fact do so. As a result, the total offering price was $5,025,000. There were no underwriting discounts or commissions.

(d) FBO Air claims that the Offering was exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. Each investor represented to FBO Air that he, she or it was acquiring the Units, and, unless registered under the Securities Act at that time, the shares of the Common Stock issuable upon the exercises of the Investor Warrants, for investment and not with a view toward, or in connection with, any distribution of securities of FBO Air (as the term “distribution” is contemplated under the Securities Act).

(e) The following terms are applicable to the exercises of the Investor Warrants, the form of which is filed as Exhibit 4.2 to this Report and which is incorporated herein by this reference.

(i) The Investor Warrants will be exercisable at $1.00 per share (the “Exercise Price”) subject to adjustment as provided in subsection (e)(ii) of this Item 3.02.

(ii) The Exercise Price will be adjusted on a weighted average basis for (1) all stock splits, dividends, recapitalizations, reclassifications, payments made to holders of the Common Stock and other similar events and (2) the sale by FBO Air of additional equity securities at a price below the Exercise Price.

(f) Not applicable.

Item 3.03. Material Modification to Rights of Security Holders.

(a) Not applicable.

(b) Reference is made to Item 1.02 of this Report with reference to termination of the Certificate of Designations, the Term Loan Agreement, the Secured Notes and the General Security Agreement. In addition to terminating the security interests granted pursuant to the Term Loan Agreement and the General Security Agreement, certain restrictive covenants and other terms and conditions applicable to the Company were terminated. The following is a brief description of certain material terms and conditions which are among those which have been terminated:

(i) Rights of the holders of the Series A Preferred Stock in the Certificate of Designations:

1. Voting Rights - In addition to their rights to vote separately as a class on any matter which adversely affected their rights or as to which their consent was necessary, the holders of the Series A Preferred Stock had the right to vote as a single class with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Company, with each share having the number of votes equal to the largest whole number of shares of the Common Stock into which such share of the Convertible Preferred Stock could be converted.

2. Right to elect a director - The holders had the right, which was never exercised, to elect a director so long as 25% of the aggregate Stated Value (i.e., $5,000 per share) of the shares sold in the related private placements remained outstanding. In lieu of the person serving as a director, at the option of the holders of the Series A Preferred Stock, he or she could have been an observer at Board meetings.

3. Liquidation preference per share - Each holder was to receive 115% of the Stated Value of each share of the Series A Preferred Stock plus any accrued but unpaid dividends upon liquidation or dissolution of FBO Air.

4. Dividends - Each holder was to receive cumulative dividends of 8% per annum payable commencing July 1, 2005, at the option of FBO Air, either in additional shares of the Series A Preferred Stock or cash. No dividend on the Common Stock could have been paid while FBO Air was in default on payment of accrued but unpaid dividends. See Item 8.01 of this Report relating to the payment of accrued dividends on the Series A Preferred Stock.

5. Mandatory Redemption - FBO Air was obligated to redeem all of the then outstanding shares of the Series A Preferred Stock on the third anniversary of their initial issuance (i.e., on March 31, 2008) for an amount equal to their Stated Value plus accrued but unpaid dividends. Because of this redemption provision, the Series A Preferred Stock was not, for accounting purposes, treated as equity in the Company’s balance sheet.

6. Required Consents - Without the consent of the holders of at least 50.1% of the then aggregated Stated Value of the then outstanding shares of the Series A Preferred Stock, the Company could not directly or indirectly:

(a) acquire any assets other than certain specified fixed based operators (“Acquisitions”);

(b) sell, transfer and/or otherwise dispose of (other than in the ordinary course of business), any assets (other than a Permitted Asset Sale as such term was defined in the Secured Notes), capital stock and/or effectuate any change of control transaction;

(c) incur any indebtedness for borrowed money other than the Secured Notes (and as otherwise expressly permitted in the Secured Notes);

(d) enter into any material agreement that would require disclosure pursuant to Item 1.01 of Form 8-K, other than any agreement related to the Acquisitions; or

(e) create any subsidiaries other than subsidiaries all of whose capital stock is owned by the Company.

(ii) Rights of the holders of the Secured Notes:

1.  The holders of the Secured Notes were granted a security interest in all of the assets of the Company, whether then held or thereafter acquired. Unless prepaid, the maturity date of the Secured Note was March 31, 2008.

2.  FBO Air is required to make a prepayment of the Secured Notes from the gross proceeds from a sale, lease or other disposition of shares of the capital stock of a subsidiary or the property or other assets of FBO Air or a subsidiary other than sales of their products and/or services in the ordinary course or their business as fixed base operators.

3.  Except for the Series A Preferred Stock and the 2005 Investor Warrants, FBO Air (or any of its subsidiaries) could not redeem or repurchase any outstanding equity or debt security of FBO Air (or any of its subsidiaries).

4.  FBO Air would not, directly or indirectly, (or permit any subsidiary to) incur any indebtness unless (a) such indebtedness was subordinated to the Secured Notes and, after giving effect to its issuance, FBO Air had a Consolidated EBITDA Debt Service Coverage Ratio (as defined) of 2.5 times and (b) such indebtedness was incurred to finance the acquisitions of fixed base operators.

Section 8 - Other Events

Item 8.01 Other Events.

FBO Air had not declared any cash dividends on the Common Stock or the Series A Preferred Stock for the period from January 2, 2004 through September 3, 2006. The Company has had losses since inception and the Nevada General Corporation Law, which governs FBO Air, prohibited paying cash dividends because FBO Air’s total assets were, as of each quarterly dividend date for the Series A Preferred Stock prior to September 4, 2006, less than the sum of its total liabilities and the amount that would be needed, if FBO Air were to be dissolved at the time of the dividend distribution, to satisfy the then liquidation preference of the holders of the Series A Preferred Stock.

As a result of the Nevada statutory provision, dividends on the Series A Preferred Stock which were payable pursuant to the Certificate of Designations at the rate of 8% per annum per share (at FBO Air’s option in additional shares of the Series A Preferred Stock or cash) accrued instead of being declared and paid. On September 4, 2006, as a result of the prepayment pursuant to the Term Loan Agreement and the Mandatory Conversion Event (see Item 1.02 of this Report), the total assets of FBO Air exceeded its total liabilities and there was no liquidation preference for the Series A Preferred Stock. Accordingly, FBO Air became obligated to issue an aggregate of 1,417,936 shares of the Common Stock as accrued dividends with respect to the 846 shares of the Series A Preferred Stock, including with respect to the dividends which had accrued to the respective conversion date on the 231 shares which had been converted prior to the Mandatory Conversion Event. All of the shares of the Common Stock issued as dividends were registered under the Securities Act for resale by the holders in the Registration Statement. In addition, corporate counsel to FBO Air has advised that, as with respect to the shares of the Common Stock issued upon conversion, the holders may seek to sell these “dividend” shares by complying with the exemption of Rule 144 because the holding period for these shares, pursuant to paragraph (d)(3)(i) of Rule 144, dates back to the original acquisition of the related shares of the Series A Preferred Stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

 Not applicable.

(b) Pro Forma Financial Information.

 Not applicable.

(c) Exhibits

Exhibit No.	Description

3(i)	Copy of Certificate of Designations. (1)

4.1	Form of 10% Senior Secured Promissory Note due March 31, 2008 or April 8, 2008. (2)

4.2	Form of Warrant expiring March 31, 2010, April 8, 2010 or April 15, 2010. (2)

4.3	Copy of General Security Agreement dated as of March 31, 2005. (2)

4.4	Form of Investor Warrant. (3)

10.1	Copy of press release issued on September 4, 2006. (3)

10.2	Copy of Term Loan Agreement dated as of September 23, 2005 by and among FBO Air, Inc., Airborne, Inc. and Airport Capital, LLC. (4)
_________________________
(1)	Incorporated by reference to FBO Air’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

(2)	Incorporated by reference to FBO Air’s Current Report on Form 8-K filed on April 6, 2005.

(3)	Filed herewith.

(4)	Incorporated by reference to FBO Air’s Current Report on Form 8-K filed on September 28, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBO Air, Inc.
(Registrant)

Dated: September 8, 2006	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer

FBO Air, Inc.
Index to Exhibits Filed
With Current Report on Form 8-K

Exhibit Number	Description	Page
4.4	Form of Investor Warrant	E-2
10.1	Copy of press release issued on September 4, 2006	E-15